Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FTE Networks, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-225240) of FTE Networks, Inc. of our report dated November 5, 2020 relating to the consolidated financial statements of FTE Networks, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended December 31, 2019.

/s/ Turner, Stone & Company, LLP

Dallas, Texas

November 5, 2020